Exhibit 10.7

Freehold Property Purchase Contract

Under Swedish Law

This Agreement is entered into on December 4, 2024, by and between:

1.	Seller:

Marviken TWO AB, a company incorporated under the laws of Sweden, with registration number 559223-1491, and registered office at Kungsportsavenyen 26, Box 19055, 400 12 Gothenburg, Sweden hereinafter referred to as the "Seller."

2.	Buyer:

Synthesis AnalyPcs ProducPon Limited, a company organised under the laws of England and Wales with registered number 14342669 and having its registered address at Wenlock Road, London, England, N1 7GU, hereinafter referred to as the "Buyer."

1. Object of Sale

The Seller agrees to sell, and the Buyer agrees to purchase, the freehold property located at:

•	Address: Marviken Kraftverk, 610 27 Vikbolandet, Sweden.
•	Property Designation: A sectioning off from Norrköping Ramnö 1:7
•	Land Area: 20 000 sqm, located next to the substaPon with direct access to the infrastructure allowing for further build out of DC capacity at the Marviken Site

2. Purchase Price

The purchase price for the Property is agreed to be:

USD 1,75 Million USD

The purchase price shall be paid with a seller loan note on USD 1,75 Million. Interest will be payable on the note at 5% per annum. The note term will be 3 years.

3. Payment Terms

The purchase price shall be paid with a Seller Loan Note on USD 1,75 Million. Interest will be payable on the note at 5% per annum. The note term will be 3 years.

Minimum $0,75 Million of the Sellers Loan Note will be repaid from the proceeds of the capital raises during 2025.

The Buyer will cover all costs for the sectioning off of the real estate.

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4. Completion Date

The completion of the transaction (the "Completion Date") shall take place on or before December 4, 2024 at Marviken, Norrköping, Sweden.

On the Completion Date:

•	The Buyer shall sign the Seller Loan Note.
•	The Seller shall hand over the property and provide all necessary documentation.

5. Conditions Precedent

This Agreement is conditional upon approval of the transfer by relevant authorities, if required.

If the conditions are not fulfilled by the agreed deadlines, either party may terminate this Agreement without penalty.

6. Representations and Warranties

1.	By the Seller:

o       The Seller represents and warrants that:

a.	The Seller has full legal ownership of the Property and the right to sell it.
b.	The Property will be free from encumbrances, liens, or third-party claims.
c.	The Property complies with applicable Swedish laws and regulations.
2.	By the Buyer:
o	The Buyer represents and warrants that it has the financial resources and legal authority to purchase the Property.

7. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Sweden. Disputes arising from this Agreement shall be resolved by Swedish courts, with the Stockholm District Court (Stockholms tingsrätt) as the court of first instance.

8. Entire Agreement

This Agreement constitutes the entire understanding between the parties and supersedes all prior agreements, representations, or discussions regarding the subject matter.

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9. Signatures

By signing below, the parties confirm their agreement to the terms of this Contract:

For the Seller:

Dr Niclas Adler

Director

/s/ Dr Niclas Adler

Date: 2024-12-04

For the Buyer:

Dr Niclas Adler

Director

/s/ Dr Niclas Adler

Date: 2024-12-04

Attachments

1.	Extract from Swedish Land Registry.
2.	Property Map and Boundaries.

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Attachment 1. Extract from Swedish Land Registry

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Attachment 2. Property Map and Boundaries

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